As filed with the Securities and Exchange Commission on July , 1999

                                                      Registration No. 333-80597
================================================================================


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                ----------------

                         Post-Effective Amendment No. 1
                                       to
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                ----------------

                      R.J. REYNOLDS TOBACCO HOLDINGS, INC.
                          (formerly RJR Nabisco, Inc.)
             (Exact name of registrant as specified in its charter)


              DELAWARE                                56-0950247
  (State or other jurisdiction of        (I.R.S. Employer Identification No.)
   incorporation or organization)

                              401 North Main Street
                             Winston-Salem, NC 27102
                                 (336) 741-5500
                    (Address of principal executive offices)

                                ----------------

                      R.J. REYNOLDS TOBACCO HOLDINGS, INC.
                          1999 LONG-TERM INCENTIVE PLAN
                            (Full title of the plans)

                                ----------------

                             Charles A. Blixt, Esq.
                      R.J. Reynolds Tobacco Holdings, Inc.
                              401 North Main Street
                             Winston-Salem, NC 27102
                     (Name and address of agent for service)

   Telephone number, including area code, of agent for service: (336) 741-5500

                                   Copies to:
                             David W. Ferguson, Esq.
                              Davis Polk & Wardwell
                              450 Lexington Avenue
                            New York, New York 10017
                                 (212) 450-4000


                         CALCULATION OF REGISTRATION FEE

========================================================================================================
                                                                     Proposed
                                               Proposed Maximum       Maximum
      Title of Securities      Amount to Be     Offering Price       Aggregate          Amount of
      To Be Registered(1)      Registered(2)     Per Share(3)     Offering Price(3)   Registration Fee
--------------------------------------------------------------------------------------------------------
COMMON STOCK                  5,456,114 SHARES     $28.012        $152,864,697           $45,020
(PAR VALUE $0.01 PER SHARE)     316,700 SHARES     $28.66         $  9,076,622
========================================================================================================

(1) This Registration Statement also pertains to Rights to Purchase one one-hundredth of a share of Series A Junior Participating Preferred Stock, par value $0.01 per share, of the Registrant (the "Rights"). Until the occurrence of certain prescribed events, the Rights are not exercisable, are evidenced by the certificates for R.J. Reynolds Tobacco Holdings, Inc. Common Stock, par value $0.01 per share ("Common Stock"), and will be transferred along with and only with such securities. Thereafter, separate Rights certificates will be issued representing one Right for each share of R.J. Reynolds Tobacco Holdings, Inc. Common Stock held subject to adjustment pursuant to anti-dilution provisions.

(2) Plus an indeterminate number of additional shares which may be offered and issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(3) $161,941,319. Based on options to purchase an aggregate of 5,456,114 shares of Common Stock at a weighted average per share exercise price of $28.012 and 316,700 shares of Common Stock deemed issuable at $28.66, which is estimated pursuant to Rule 457(c) under the Securities Act of 1933 solely for the purpose of computing the registration fee for such 316,700 shares of Common Stock, based on the average of the high and low prices of the securities being registered hereby on the New York Stock Exchange Composite Transaction Tape on July 23, 1999.

--------------------------------------------------------------------------------

            This Registration Statement Includes a Total of 9 Pages.
                            Exhibit Index on Page 9.

                                EXPLANATORY NOTE


       On or about June 14, 1999, RJR Nabisco Holdings Corp. ("Holdings") distributed (the "Distribution") to Holdings' stockholders all the shares of common stock of RJR Nabisco, Inc. ("RJRN") held by Holdings. In connection with the Distribution, RJRN was renamed R.J. Reynolds Tobacco Holdings, Inc., (the "Registrant" or "RJRTH"), and, on June 14, 1999 filed a Registration Statement on Form S-8, File No. 333-80587 (the "Registration Statement"), with the Securities and Exchange Commission (the "Commission") to register 8,000,000 shares of the Registrant's Common Stock, for issuance pursuant to the Registrant's 1999 Long Term Incentive Plan (the"Plan"). This Post-Effective No. 1 to the Registration Statement, is filed with the Commission to register an additional 5,772,814 shares of Common Stock issuable under the Plan in respect of awards held by current and former RJRTH employees under the Holdings 1990 Long Term Incentive Plan that in connection with the Distribution were converted into Plan awards of or relating to Common Stock.




                                     PART I


ITEM 1.  PLAN INFORMATION

       Not required to be filed with this registration statement.


ITEM 2.  REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION

       Not required to be filed with this registration statement.




                                     PART II




               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

       The following documents filed with the Commission by the Registrant pursuant to the Securities Exchange Act of 1934 (the "1934 Act"), (Commission 1934 Act File Number 1-6388) are incorporated by reference herein:


           (1) The Information Statement contained in the Registrant's 1934 Act registration statement on Form 8-A dated May 19, 1999 as Exhibit 99.1;

           (2) Current Reports of RJRN and RJRTH on Form 8-K dated April 8, 1999, April 16, 1999, May 27, 1999 and June 15, 1999;

           (3) All documents filed with the Commission by RJRN or RJRTH pursuant to Sections 13(a), 13(c), 14 and 15(d) of the 1934 Act subsequent to the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered herein have been sold or which deregisters all securities then remaining unsold; and

           (4) The description of the Registrant's Common Stock and Rights contained in the Registrant's 1934 Act registration statement on Form 8-A dated May 19, 1999, filed with the Commission pursuant to Section 13 of the 1934 Act, including any amendment thereto or report filed for the purpose of updating such description.

       Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof or of the related prospectus to the extent that a statement contained herein or in any other subsequently filed document which is also incorporated or deemed to be incorporated herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

       The Registrant will provide, without charge to each person, including any beneficial owner, to whom this document is delivered, upon written or oral request of such person, a copy of any or all of the documents incorporated herein by reference (other than exhibits, unless such exhibits specifically are incorporated by reference into such documents or this document). Requests for such documents should be submitted in writing, addressed to the office of the Corporate Secretary, R.J. Reynolds Tobacco Holdings, Inc., 401 North Main Street, Winston- Salem, NC 27102.

ITEM 4.  DESCRIPTION OF SECURITIES


       Not applicable, see Item 3(4) above.


ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL


       Certain legal matters in connection with any original issuance of Common Stock offered hereby are being passed upon for the Registrant by Charles A. Blixt, Esq. Executive Vice President and General Counsel of the Registrant. Mr. Blixt owns shares of Common Stock which represent less than 0.1% of the currently outstanding shares of all classes of Common Stock.


ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

       Section 145 of the General Corporation Law of the State of Delaware (the "Delaware Law") empowers a Delaware corporation to indemnify any persons who are, or are threatened to be made, parties to any pending or completed legal action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person was an officer or director of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided that such officer or director acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation's best interests, and, for criminal proceedings, had no reasonable cause to believe his conduct was illegal. A Delaware corporation may indemnify officers and directors against expenses (including attorney's fees) in connection with the defense or settlement of an action by or in the right of the corporation under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against the expenses which such an officer or director actually and reasonably incurred.

       In accordance with the Delaware Law, the Restated Certificate of Incorporation of RJRTH contains a provision to limit the personal liability of the directors of RJRTH for violations of their fiduciary duty. This provision eliminates each director's liability to RJRTH or its stockholders for monetary damages except (i) for any breach of the director's duty of loyalty to RJRTH or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware Law providing for liability of directors for unlawful payment of dividends or unlawful stock purchases or redemptions, or (iv) for any transaction from which a director derived an improper personal benefit. The effect of this provision is to eliminate the personal liability of directors for monetary damages for actions involving a breach of their fiduciary duty of care, including any such actions involving gross negligence. In addition, the holders of Common

Stock are deemed to have consented to certain provisions of the Restated Certificate of Incorporation under which certain allocations of corporate opportunities are not deemed to breach a director's fiduciary duty of loyalty.

       The Restated Certificate of Incorporation of RJRTH provides for indemnification of the officers and directors of RJRTH to the full extent permitted by applicable law.

       In addition, RJRTH will maintain directors' and officers' liability insurance.


ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED

       Not Applicable.


ITEM 8.  EXHIBITS

       4.1 Restated Certificate of Incorporation of R.J. Reynolds Tobacco Holdings, Inc. (incorporated by reference to the Registrant's Current Report on Form 8-K (Commission 1934 Act File No. 1- 6388), dated June15, 1999 (the "Form 8-K), Exhibit 3.1)

       4.2 By-laws of R.J. Reynolds Tobacco Holdings, Inc. (incorporated by reference to the Form 8-K, Exhibit 3.2)

       4.3 R.J. Reynolds Tobacco Holdings, Inc. Rights Plan (incorporated by reference to Form 8-K, Exhibit 3.3)

       5 Opinion of Charles A. Blixt, Esq. regarding the legality of any original issuance securities being registered

       23.1 Consents of Deloitte & Touche LLP

       23.2 Consent of Charles A. Blixt, Esq. (included in Exhibit 5)

       24 Powers of Attorney (included on the signature page of this registration statement)



------------
    *   Incorporated by reference


ITEM 9.  UNDERTAKINGS

        (a)  The undersigned Registrant hereby undertakes:

             (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                 (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                 (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in this Registration Statement; and

                 (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference into this Registration Statement;


           (2) That for the purpose of determining any liability under the 1933 Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

           (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

       (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's Annual Report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and where applicable, each filing of the Plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

       (c) Insofar as indemnification for liabilities arising under the 1933
Act may be permitted to directors, officers or controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the1933 Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


       THE REGISTRANT. PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL OF THE REQUIREMENTS FOR FILING ON FORM S-8 AND HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF WINSTON-SALEM, STATE OF NORTH CAROLINA, ON THIS 27TH DAY OF JULY, 1999.


                                     R.J. REYNOLDS TOBACCO HOLDINGS, INC.


                                     By: /s/ Charles A. Blixt
                                         ------------------------------------
                                         Charles A. Blixt
                                         Executive Vice President and
                                           General Counsel

                                POWER OF ATTORNEY


       Know all men by these presents, that each person whose signature appears below hereby constitutes and appoints CHARLES A. BLIXT, GUY M. BLYNN AND McDARA
P. FOLAN, III, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) and supplements to the S-8 Registration Statement regarding the R.J. Reynolds Tobacco Holdings, Inc., 1999 Long Term Incentive Plan and to file the same, with all exhibits thereto, and other documents in connection therewith, the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite or necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.


       Pursuant to the requirements of the Securities Act of 1933, the Registration Statement has been signed by the following persons in the capacities on July 2, 1999.


SIGNATURE                           TITLE
---------


   /s/ Andrew J. Schindler          Chairman of the Board, Chief Executive
------------------------------      Officer, President and Director
     Andrew J. Schindler


   /s/ Kenneth J. Lapiejko          Executive Vice President and Chief Financial
------------------------------      Officer (principal financial officer)
     Kenneth J. Lapiejko


     /s/ Thomas R. Adams            Senior Vice President and Controller
------------------------------      (principal accounting officer)
       Thomas R. Adams


    /s/ John T. Chain, Jr.          Director
------------------------------
      John T. Chain, Jr.


       /s/ A.D. Frazier             Director
------------------------------
        A. D. Frazier


      /s/ Denise Ilitch             Director
------------------------------
        Denise Ilitch


   /s/ John G. Medlin, Jr.          Director
------------------------------
     John G. Medlin, Jr.


       /s/ Nana Mensah              Director
------------------------------
         Nana Mensah

SIGNATURE                           TITLE
---------


    /s/ Joseph P. Viviano           Director
------------------------------
      Joseph P. Viviano


    /s/ Thomas C. Wajnert           Director
------------------------------
       Thomas C. Wajnert

                                INDEX TO EXHIBITS

                                                                    Sequentially
Exhibit                                                               Numbered
Number                       Exhibits                                   Pages
-------                      --------                               ------------

4.1      --    Restated Certificate of Incorporation                      (1)
4.2      --    By-laws                                                    (1)
4.3      --    Rights Plan                                                (1)
5        --    Opinion of Charles A. Blixt, Esq.                          10
23.1     --    Consent of Deloitte & Touche, LLP                          11
23.2     --    Consent of Charles A. Blixt, Esq.
               (contained in Exhibit 5)                                   10
24       --    Power of Attorney (included on the signature
               page of this registration statement)                        7

------------
(1)  Incorporated by reference